                                                              Exhibit 4(b)(ii)


REGISTERED
No. FLR-
CUSIP NO.
                                PHH CORPORATION
                                MEDIUM-TERM NOTE
                                (FLOATING RATE)

           If this Debt Security is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Debt Security is exchanged in whole or in part for Debt Securities in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

PRINCIPAL AMOUNT
AND CURRENCY OR
CURRENCY UNIT:            INITIAL INTEREST RATE:       MATURITY DATE:
ORIGINAL ISSUE DATE:      INDEX MATURITY:              SPREAD: +
                                                               -
                                                       SPREAD MULTIPLIER:    %

                                                       OPTION TO RECEIVE
                                                       PAYMENT IN SPECIFIED
                                                       CURRENCY:
                                                       YES:_____   NO:_____

BASE RATE:                [_] COMMERCIAL PAPER RATE    [_] CD RATE


[_] FEDERAL FUNDS         [_] LIBOR                    [_] TREASURY RATE
    EFFECTIVE RATE            LIBOR REUTERS_____
                              LIBOR TELERATE____

[_] PRIME RATE            [_] Other_________________
                                      (See Below)
MAXIMUM INTEREST RATE:    %                 INTEREST PAYMENT PERIOD:
                                            (monthly, quarterly,
                                             semi-annually or annually)
MINIMUM INTEREST RATE:    %                 INTEREST RATE RESET PERIOD:
                                            (daily, weekly, monthly,
                                             quarterly, semi-annually or
                                             annually)
INTEREST RESET DATES:

INTEREST PAYMENT DATES:                     REPAYMENT PROVISIONS, IF ANY:
INTEREST DETERMINATION DATES:                 OPTIONAL REPAYMENT DATE:
REDEMPTION PROVISIONS, IF ANY:                OPTIONAL REPAYMENT PRICE:
  REDEEMABLE ON OR AFTER:
  INITIAL REDEMPTION PERCENTAGE:
  ANNUAL REDEMPTION PERCENTAGE REDUCTION:
OTHER PROVISIONS:

          If this Debt Security is issued with original issue discount, the following information is supplied for purposes of Sections 1273 or 1275 of the Internal Revenue Code: Issue Price (for each $1,000 principal amount):
$__________; Original Issue Discount Under Section 1272 of the Internal Revenue Code (for each $1,000 principal amount): $__________; Yield To Maturity:
____________; Method Used to Determine Yield To Maturity For Short Accrual Period of __________ to __________: _____________; and Original Issue Discount
for Short Accrual Period of ___________ to ___________:  ____________.

          PHH CORPORATION, a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Corporation"), for value received, hereby promises to pay to __________________________________________
or registered assigns the principal sum of ________________________ (any currency or currency unit other than U.S. dollars being hereinafter referred to as a "Specified Currency"), on the Stated Maturity shown above (the "Maturity Date"), in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the Original Issue Date shown above (the "Issue Date") or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, in arrears on the Interest Payment Dates set forth above ("Interest Payment Dates"), and on the Maturity Date, commencing with the Interest Payment Date immediately following the Issue Date, at the interest rate per annum determined in accordance with the provisions hereof, depending on the Base Rate specified above, until the principal hereof is paid or made available for payment, provided, however, that if the Issue Date is
                               --------  -------
after a Regular Record Date, as hereinafter defined, and on or before the immediately following Interest Payment Date, the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next Regular Record Date and provided, further, that unless the Holder hereof is entitled to make, and has
--------  -------
made, a Specified Currency Payment Election (as hereinafter defined) with respect to one or more such payments, the Corporation will make all such payments in U.S. dollars in amounts determined as set forth below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture dated as of March 1, 1993 (hereinafter called the "Indenture"), between the Corporation and The First National Bank of Chicago, as trustee (hereinafter called the "Trustee", which term includes any successor trustee under the Indenture), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which unless otherwise specified above shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date, provided, however, that interest payable
                                      --------  -------
at the Maturity Date will be paid to the Person to whom said principal sum is payable. Any interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, to be fixed by the Trustee, notice whereof to be given to Holders of Securities not less than 10 days prior to such Special Record Date be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of (and premium, if any) and any interest on this Note due to the Holder hereof at the Maturity Date will be made in immediately available funds, upon surrender of this Note at the offices of the Trustee, 14 Wall Street, Eighth Floor, New York, New York 10005, provided that the Note is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Payment of interest on this Note due on Interest Payment Date (other than interest on this Note due to the holder hereof at Maturity) will be made by check mailed to the address of the person entitled thereto at the holder's last address as it appears on the Security Register (which in the case of Global Notes will be a nominee of The Depository Trust Company). Notwithstanding the foregoing, a holder of $10,000,000 or more in aggregate principal amount of Notes of like tenor and term shall, upon written request, be entitled to receive payments of interest (other than interest on said Notes due to the holder at Maturity) by wire transfer to an account maintained by such holder with a bank located in the United States of America.

          If this Note is denominated in a Specified Currency, payment of the principal of (and premium, if any) and any interest due on this Note will be made in Specified Currency provided that the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments, the Exchange Rate Agent is able to convert such payments as provided below, the Specified Currency is not unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Corporation and the Specified Currency is used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community. If this Note is denominated in a Specified Currency, the Holder hereof may elect to receive payments of principal of (and premium, if any) and interest in such Specified Currency (a "Specified Currency Payment Election") by delivery of a written request for such payment to the principal office of the Trustee, 14 Wall Street, Eighth Floor, New York, New York 10005, on or prior to the Regular Record Date or at least fifteen days prior to the Maturity Date, as the case may be.

Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A Holder of a Foreign Currency Note may elect to receive payment in the Specified Currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, 14 Wall Street, Eighth Floor, New York, New York 10005, but written notice of any such revocation must be received by the Trustee on or prior to the Regular Record Date or at least fifteen days prior to the Maturity Date, as the case may be.

          In the event of an official redenomination of a foreign currency or currency unit, the obligations of the Corporation with respect to payments hereunder denominated or payable in such foreign currency or currency unit shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event, however, shall any adjustment be made to any amount payable hereunder as a result of any change in the value of such foreign currency or currency unit relative to any other currency due solely to fluctuations in exchange rates.

          Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its offices, 14 Wall Street, Eighth Floor, New York, New York 10005, on or prior to the Regular Record Dates relating to the applicable Interest Payment Dates and, any such designation made with respect to any Note by a registered holder shall remain in effect with respect to any further payments with respect to this Note payable to such holder unless revoked or changed by written instructions received by the Trustee from such holder, provided that any such written revocation or change which is received by the Trustee after a Regular Record Date and before the related Interest Payment Date shall not be effective with respect to such Interest Payment Date.

          If the Maturity Date (or date of redemption or repayment) this Note would fall on any day which is not a Business Day, the payment of interest and principal (and premium, if any) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

          This Note is one of a duly authorized issue of securities of the Corporation (hereinafter called the "Securities"), issued and to be issued in one or more series under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, obligations, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. This
Note is one of a series of the Securities, which series is unlimited in aggregate principal amount and is designated as the Medium-Term Notes (the "Notes") of the Corporation, of which series the Corporation initially has designated $2,000,000,000 aggregate principal amount, or the equivalent thereof in foreign currencies or currency units. The Notes may be issued from time to time in various principal amounts and currencies or currency units, mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, and have other terms as may be designated with respect to a Note.

          Commencing with the first Interest Reset Date specified herein following the Issue Date, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as shown above under Interest Rate Reset Period; unless otherwise specified above, the Interest Reset Dates will be, if this Note resets daily, each Business Day; if this Note (unless this Note is a Treasury Rate Note) resets weekly, Wednesday of each week; if this Note is a Treasury Rate Note that resets weekly, Tuesday of each week (except as provided below under "Determination of Treasury Rate"); if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of February, May, August and November of each year; if this Note resets semiannually, the third Wednesday of the two months of each year specified above; and if this Note resets annually, the third Wednesday of the month of each year specified above, provided,
                                                               --------
however, that (i) the interest rate in effect from the Issue Date to the first
-------
Interest Reset Date specified above will be the Initial Interest Rate, and (ii) the interest rate in effect hereon for the 10 days immediately prior to the Maturity Date of this Note shall be the interest rate in effect on the 10th day preceding said Maturity Date. Each such adjusted interest rate shall be applicable on and after the Interest Reset Date to which it relates, to but not including the next succeeding Interest Reset Date or until the Maturity Date, as the case may be. If any Interest Reset Date specified above is a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on this Note shall be determined in accordance with the provisions under the heading "Determination of LIBOR" below, and (ii) such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions under the relevant heading and paragraphs below, as specified by the Base Rate set forth above. Unless otherwise specified above, the Trustee shall be the Calculation Agent.

          Unless otherwise specified above, interest will be payable, if this Note resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of February, May, August and November of each year as specified above; if this Note resets quarterly, on the third Wednesday of February, May, August and November of each year; if this Note resets semiannually, on the third Wednesday of the two months of each year specified above; and if this Note resets annually, on the third Wednesday of the month of each year specified above (each such day being an "Interest Payment Date"). If an Interest Payment Date would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding such Business Day, except that, if the Base Rate specified above is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

          All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g.),
                                                                      ----
9.876545% (or .0987645) would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent with one half cent being rounded upward.

Determination of Commercial Paper Rate
--------------------------------------

          If the Base Rate on this Note is the Commercial Paper Rate, the interest rate with respect to this Note shall equal the Money Market Yield (calculated as described below) of the rate on each Interest Determination Date designated above for commercial paper having the Index Maturity designated above for commercial paper having the Index Maturity designated above as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors, under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate will be the Money Market Yield (calculated as described below) of the rate on each Interest Determination Date designated above for commercial paper having the Index Maturity designated above as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" under the heading "Commercial Paper." If such rate is not published by 3:00 P.M., New

York City time, on such Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean (each as rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the offered rates, as of 11:00 A.M., New York City time on such Interest Determination Date, of three leading dealers of commercial paper in New York City selected by the Calculation Agent for commercial paper having the Index Maturity designated above placed for an industrial issuer whose bond rating is equivalent to the bond rating of the Corporation at the Original Issue Date of this Note, from a nationally recognized securities rating agency, provided, however, that if the dealers
                                     --------  -------
selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Interest Determination Date will be the Commercial Paper Rate in effect on such Interest Determination Date.

          "Money Market Yield" shall be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

                                      D x 360
             Money Market Yield  =  -----------  x 100
                                    360 - (DxM)

where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          If a Spread is designated above, this Note shall bear interest at the Commercial Paper Rate plus or minus such Spread. If a Spread Multiplier is designated above, this Note shall bear interest at the Commercial Paper Rate multiplied by such Spread Multiplier.

          The Commercial Paper Rate determined with respect to any Interest Determination Date will become effective on and as of the second Business Day following such Interest Determination Date (the "Commercial Paper Reset Date");

provided, however, that (i) the interest rate in effect for the period from the
--------  -------
Issue Date to the first Commercial Paper Reset Date will be the Initial Interest Rate specified above, and (ii) the interest rate in effect for the 10 days immediately preceding the Maturity Date specified above will be the interest rate in effect on the 10th day preceding such Maturity Date.

Determination of CD Rate
------------------------

          If the Base Rate on this Note is the CD Rate, the interest rate with respect to this Note shall equal the rate on each Interest Determination Date designated above for negotiable certificates of deposit having the Index Maturity designated above as published by the

Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors, under the heading "CDs (Secondary Market)." In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated above as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" under the heading "Certificates of Deposits." If such rate is not published by 3:00 P.M., New York City time, on such Calculation Date, the CD Rate will be the arithmetic mean (each as rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the secondary market offered rates as of the opening of business, New York City time, on such Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent for negotiable certificates of deposits of major United States money market banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated above in a denomination of $5,000,000; provided, however, that if the
                                                  --------  -------
dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CO Rate with respect to such Interest Determination Date will be the CD Rate in effect on such Interest Determination Date.

          If a Spread is designated above, this Note shall bear interest at the CD Rate plus or minus such Spread. If a Spread Multiplier is designated above, this Note shall bear interest at the CO Rate multiplied by such Spread Multiplier.

          The CD Rate determined with respect to any Interest Determination Date will become effective on and as of the second Business Day following such Interest Determination Date (the "CD Reset Date"); provided, however, that (i)
                                                   --------  -------
the interest rate in effect for the period from the Issue Date to the first CD Reset Date will be the Initial Interest Rate specified above, and (ii) the interest rate in effect for the 10 days immediately preceding the Maturity Date specified above will be the interest rate in effect on the 10th day preceding such Maturity Date.

Determination of Federal Funds Effective Rate
---------------------------------------------

          If the Base Rate on this Note is the Federal Funds Effective Rate, the interest rate payable with respect to this Note shall equal, on each Interest Determination Date designated above, the rate on that date for Federal Funds as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(5l9), Selected Interest Rates," or any successor publication of the Board of

Governors, under the heading "Federal Funds (Effective)." In the event that such rate is not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Effective Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Effective Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the rates as of 11:00 A.M., New York City time, on such Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent; provided,
                                                                 --------
however, that if the brokers selected as aforesaid by the Calculation Agent are
-------
not quoting as mentioned in this sentence, the Federal Funds Effective Rate with respect to such Interest Determination Date will be the Federal Funds Effective Rate in effect on such Interest Determination Date.

          If a Spread is designated above, this Note shall bear interest at the Federal Funds Effective Rate plus or minus such Spread. If a Spread Multiplier is designated above, this Note shall bear interest at the Federal Funds Effective Rate multiplied by such Spread Multiplier.

          The Federal Funds Effective Rate determined with respect to any Interest Determination Date will become effective on and as of the second Business Day following such Interest Determination Date (the "Federal Funds Effective Reset Date"); provided, however, that (i) the interest rate in effect
                        --------  -------
for the period from the Issue Date to the first Federal Funds Effective Reset Date will be the Initial Interest Rate specified above, and (ii) the interest rate in effect far the 10 days immediately preceding the Maturity Date specified above will be the interest rate in effect on the 10th day preceding such Maturity Date.

Determination of LIBOR
----------------------

          LIBOR, with respect to any Interest Reset Date, will be determined by the Calculation Agent in accordance with the following provisions:

                     (i) With respect to a LIBOR Interest Determination Date, LIBOR will be either (a) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity designated above, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appears on the Reuters Screen LIBO page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity designated above, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 A.M., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace page LIBO on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified above, LIBOR will be determined as if LIBOR Telerate had been specified. If at least two such offered rates appear on the Telerate Page 3750, the rate in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. If fewer than two offered rates appear on the Telerate Page 3750, or if no rate appears on the Reuters Screen LIBO Page, as applicable, LIBOR in respect of such LIBOR Interest Determiantion Date will be determined as if the parties had specified the rate described in (ii) below.

                     (ii) On any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (i)(a) above, or on which no rate appears on the Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent (the

                   "Reference Banks") at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date to prime banks in the London interbank market, having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the Calculation Agent at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement, such loans commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks in New York
                              --------  -------
                   City selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

          If a Spread is designated above, this Note shall bear interest at LIBOR plus or minus such Spread. If a Spread Multiplier is designated above, this Note shall bear interest at LIBOR multiplied by such Spread Multiplier.

          LIBOR determined with respect to any Interest Determination Date will become effective on and as of the second Business Day following such Interest Determination Date (the "LIBOR Reset Date"); provided, however, that (i) he
                                             --------  -------
interest rate in effect for the period
from the Issue Date to the first LIBOR Reset Date will be the Initial Interest Rate specified above, and (ii) the interest rate in effect for the 10 days immediately preceding the Maturity Date specified above will be the interest rate in effect on the 10th day preceding such Maturity Date.

Determination of Treasury Rate
------------------------------

          If the Base Rate on this Note is the Treasury Rate, the interest rate with respect to this Note shall equal the interest rate on each Interest Determination Date designated above for the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated above as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors, under the heading "Pricing U.S. Government Securities - Treasury Bills -- auction average (investment)." In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Treasury Rate shall be the auction average rate (expressed as a bond equivalent, rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, on the basis of a year of 365 days or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the result of the auction of Treasury Bills having the Index Maturity designated above is not otherwise reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or, if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, on the basis of a year of 365 days or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated above; provided,
                                                                   --------
however, that if the dealers selected as aforesaid by the Calculation Agent are
-------
not quoting as mentioned in this sentence, the Treasury Rate with respect to such Interest Determination Date will be the Treasury Rate in effect on such Determination Date.

          If a Spread is designated above, this Note shall bear interest at the Treasury Rate plus or minus such Spread. If a Spread Multiplier is designated above, this Note shall bear interest at the Treasury Rate multiplied by such Spread Multiplier.

          The Interest Determination Date pertaining to the Interest Reset Date for this Note if the Base Rate designated above is the Treasury Rate (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury Bills would normally be auctioned. Treasury Bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the Tuesday following, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for this Note if the Base Rate designated above is the Treasury Rate, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date. The interest rate in effect for the period from the Issue Date to the first Treasury Reset Date will be the Initial Interest Rate specified above, and the interest rate in effect for the 10 days immediately preceding the Maturity Date specified above will be the interest rate in effect on the 10th day preceding such Maturity Date.

Determination of Prime Rate
---------------------------

          If the Base Rate on this Note is the Prime Rate, the interest rate with respect to this Note shall equal, on each Interest Determination Date designated above, the rate of interest set forth on the Interest Determination Date as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519)", under the heading "Bank Prime Loan." In the event that such rate is not published by 9:00 A.M., New York City time on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate in respect of such Interest Determination Date shall be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by four major money center banks in New York City selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if
                                                     --------  -------
the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

          If a Spread is designated above, this Note shall bear interest at the Prime Rate plus or minus such Spread. If a Spread Multiplier is designated above, this Note shall bear interest at the Prime Rate multiplied by such Spread Multiplier.

          The Prime Rate determined with respect to any Prime Interest Determination Date will become effective on and as of the second Business Day following such Interest Determination Date (the "Prime Reset Date"); provided,
                                                                     --------
however, that (i) the interest rate in effect for the period from the Issue Date
-------
to the first Prime Reset Date will be the Initial Interest Rate specified above, and (ii) the interest rate in effect for the 10 days immediately preceding the Maturity Date specified above will be the interest rate in effect on the 10th day preceding such Maturity Date.

          Notwithstanding the determinations under the foregoing paragraphs with respect to the applicable Base Rate, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown above. The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing relevant section applicable to the Base Rate of this Note, on or before each Calculation Date.

          The interest rate on this Note will in no event be higher than the maximum interest rate permitted under the laws of the State of New York as the same may be modified by the United States law of general applicability.

          The Calculation Agent will, upon the request of the Holder of this Note, provide to such Holder the interest rate of this Note then in effect and the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to this Note.

          If any Interest Payment Date specified above would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on this Note shall be determined in accordance with the provisions under the heading "Determination of LIBOR" above, and (ii) such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. "Business Day" means any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close both in New York City and, if the rate of interest on this Note shall be determined in accordance with the provisions under the heading "Determination of LIB0R" above, in the City of London. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          The Calculation Date, if applicable, pertaining to any Interest Determination Date is the 10th calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day.

          Interest payments for this Note will include interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid to but excluding the Interest Payment Date; provided,
                                                                   --------
however, that if the Interest Reset Dates with respect to this Note are daily or
-------
weekly, interest payable on any Interest Payment Date will include interest accrued from but excluding the second Regular Record Date preceding the applicable Interest Payment Date (or from and including the date of issue, if no interest has been paid with respect to this Note) through and including the Regular Record Date next preceding the applicable Interest Payment Date, except that interest payable on maturity (or, if applicable, redemption or repayment) will include interest accrued to but excluding such date. Accrued interest hereon from the Issue Date or from the last date for which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the principal amount of this Note as set forth above by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day from the Issue Date, or from the last date to which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) for each such day shall be computed by dividing the interest rate (expressed as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) applicable to such day by 360, in the case of the Commercial Paper Rate, CD Rate, LIBOR, Prime Rate or Federal Funds Effective Rate, or by the actual number of days in the year in the case of the Treasury Rate.

          If this Note is denominated in a Specified Currency, unless the Holder hereof has elected otherwise, payment in respect of a Foreign Currency Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent based on the quotation for such non-U.S. dollar currency or composite currency appearing at approximately 11:00 a.m., New York City time, on the second Business Day (as defined below) preceding the applicable date of payment, on the bank composite or multi-contributor pages of the Telerate Monitor Foreign Exchange Service (or, if such service is not then available to the Exchange Rate Agent, the Reuters Monitor Foreign Exchange Service or, if neither is available, on a comparable display or in a comparable manner as the Corporation and the Exchange Rate Agent shall agree), for the first three banks (or two, if three are not available), in chronological order, appearing on a list of banks agreed to by the Corporation and the Exchange Rate Agent prior to such second Business Day, which are offering quotes. The Exchange Rate Agent shall then select from among the selected quotations in a manner specified in the applicable Pricing Supplement. If fewer than two bids are available, then such conversion will be based on the Market Exchange Rate (as defined below) as of the second Business Day preceding the applicable payment date. "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a legal holiday or a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, (b) if the Note is denominated or payable in a Specified Currency other than U.S. dollars, (i) not a day on which banking institutions are authorized or required by law or regulation to close in the major financial center of the country issuing the Specified Currency (which in the case of ECU shall include the financial center of each country that issues a component currency of the ECU) and (ii) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency and (c) with respect to LIBOR Notes (as defined below), also a London Banking Day. "London Banking Day" means any day on which dealings on deposits in U.S. dollars are transacted in the London interbank market. "Market Exchange Rate" means the noon U.S. dollar buying rate in The City of New York for cable transfers of the relevant currency as certified for customs purposes by the Federal Reserve Bank of New York. If no Market Exchange Rate as of the second Business Day preceding the applicable payment date is available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Corporation's control, in which case payment will be made in U.S. dollars. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments.

          Unless otherwise indicated above, this Note may not be redeemed prior to Maturity. If so indicated above, this Note may be redeemed, at the option of the Corporation, on any date on or after the date set forth above, either in whole or in part, at the option of the Corporation, at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified above, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified above, until the Redemption Percentage is equal to 100%.

          If this Note is subject to redemption, notice of redemption shall be mailed to the Registered Holders of the Notes designated for redemption at their addresses as the same shall appear in the Security Register not less than 30 and not more than 60 days prior to the date of redemption, subject to all conditions and provisions of the Indenture. In the event of redemption of this Note in part, a new Note for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          Unless otherwise indicated above, this Note may not be redeemed prior to maturity. If so indicated above, this Note may be payable prior to Maturity at the option of the Holder on the Optional Repayment Dates shown above at the Optional Repayment Prices shown above, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Trustee must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed; or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with form duly completed must be received by the Trustee by such fifth Business Day. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note provided that the principal amount of this Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

          If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment or supplementing thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains a provision permitting the Holders of not less than a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive any past defaults under the Indenture with respect to such series of Securities and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes of this series at the time outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days, provided,
                                                               --------
however, that such limitations do not apply to a suit instituted by the Holder
-------
hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Note on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places, and rate herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Corporation in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for the same aggregate principal amount of Notes of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof (or in the case of Securities denominated in a Specified Currency, in such minimum denomination not less that the equivalent of $1,000 in such Specified Currency on the basis of the Market Exchange Rate).

          Prior to due presentation of this Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture.

          IN WITNESS WHEREOF, PHH CORPORATION has caused this instrument to be signed by its duly authorized officers, and has caused its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon.

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the        PHH CORPORATION
series designated herein issued
under the within-mentioned Indenture.  By: ________________________

THE FIRST NATIONAL BANK OF
CHICAGO, as Trustee                    Attest:



By:
    ---------------------------        By: ------------------------
    Authorized Signatory                   Corporate Secretary

          [SEAL]

                                ASSIGNMENT FORM

                       ---------------------------------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please Insert Social Security or      _____________________________________

Other Identifying Number of Assignee  _____________________________________


          PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


_______________________________________________________________________________

_______________________________________________________________________________

the within Note of PHH CORPORATION and does hereby irrevocably constitute and appoint

_______________________________________________________________________________
attorney to transfer the said Note on the books of the Corporation with full power of substitution in the premises.


Dated:____________________             Your Signature:  ________________________

                                                        ________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement or any change whatever.

                   -----------------------------------------
                           OPTION TO ELECT REPAYMENT


          The undersigned hereby irrevocably requests and instructs the Corporation to repay $__________ principal amount of the within Note, pursuant to its terms, on the "Optional Repayment Date" first occurring after the date of receipt of the within Note as specified below, together with Interest thereon accrued to the date of repayment, to the undersigned at

_______________________________________________________________________________

_______________________________________________________________________________
           (Please Print or Type Name and Address of the Undersigned)


and to issue to the Undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note, if any.

          For the Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Corporation within the relevant time period set forth above at the offices of the Trustee, 14 Wall Street, Eighth Floor, New York, New York 10005.


Dated:                                     ____________________________________
                                           Note:  The signature to this Option
                                           to Elect Repayment must correspond
                                           with the name as written upon the
                                           within Note in every particular
                                           without alteration or enlargement or
                                           any change whatsoever.

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

     Please insert Social Security
     or Other Identifying Number of
     Assignee______________________

/__________________________________/___________________________________

          Please Print or Type Name and Address Including Zip Code of Assignee of the within note and all rights hereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer such Note on the books of PHH Corporation with full power of substitution in the premises.

Dated:_________________________        _____________________________________
                                       Signature

                                       -------------------------------------
                                       NOTICE:  The signature to this
                                       assignment must correspond with the
                                       name as it appears upon the within Note
                                       in every particular without alteration
                                       or enlargement or any change whatsoever.